EXHIBIT 10(p)(ii)

AMENDMENT NO. 1

to

CHANGE IN CONTROL AGREEMENT

dated September 15, 2008

by and between

The Brink’s Company (the “Company”)

and McAlister C. Marshall, II

(the “Executive”)

WHEREAS, the Company and the Executive entered into a change in control agreement dated as of September 15, 2008 (the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein as a result of the requirements of Section 409A of the Internal Revenue Code of 1986, and the regulations thereunder.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Section 5 of the Agreement is hereby modified by:

1.	Adding the following clause at the end of Section 5(a)(ii):

“provided, however, that except as specifically permitted by Section 409A of the Code and the Treasury Regulations promulgated thereunder (“Section 409A”), the benefits provided to the Executive under this Section 5(a)(ii) during any calendar year shall not affect the benefits to be provided to the Executive under this Section 5(a)(ii) in any other calendar year and the right to such benefits cannot be liquidated or exchanged for any other benefit, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto”.

2.	Adding the words “in a lump sum in cash within 30 days after the Date of Termination” after “Accrued Obligations” in Sections 5(b)(i) and 5(c) and at the end of Section 5(c)(x).

2.	Section 8 of the Agreement is hereby modified by:

1.	Adding the words “prior to the tenth anniversary of the end of the Employment Period” after “incur” in the last sentence thereof.

2.	Adding the following sentences after the last sentence thereof:

“Except as specifically permitted by Section 409A, the legal fees provided to the Executive under this Section 8 during any calendar year shall not affect the legal fees to be provided to the Executive under this Section 8 in any other calendar year and the right to such legal fees cannot be liquidated or exchanged for any other benefit, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto.  Furthermore, reimbursement payments for legal fees shall be made to the Executive as promptly as practicable following the date that the applicable expense is incurred, but in any event not later than the last day of the calendar year following the calendar year in which the underlying fee is incurred, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto.”

3.
Section 9(b) of the Agreement is hereby modified by deleting the words “Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing,” from the second sentence thereof and deleting the last sentence thereof.

4.	The following new Section 16 is hereby added to the Agreement:

Section 16.  Section 409A of the Code.  The provisions of this Section 16 shall apply notwithstanding any provision in this Agreement to the contrary.

(a)
Intent to Comply with Section 409A of the Code.  It is intended that the provisions of this Agreement comply with Section 409A, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)
Six-Month Delay of Certain Payments.  If, at the time of the Executive’s separation from service (within the meaning of Section 409A), (i) the Executive shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable under this Agreement or any other plan, policy, arrangement or agreement of or with the Company or any affiliate thereof (this Agreement and such other plans, policies, arrangements and agreements, the “Company Plans”) constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company (or an affiliate, as applicable) shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service.

(c)
Amendment of Deferred Compensation Plans.  Notwithstanding any provision of any Company Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to any Company Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.

5.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of November 14, 2008.

THE BRINK’S COMPANY

By:	/s/ Frank T. Lennon
Frank T. Lennon
Vice President and
Chief Administrative Officer

/s/ McAlister C. Marshall, II
McAlister C. Marshall, II